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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 30, 2002

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Peachtree Dunwoody Road, Suite B-200
Atlanta Georgia 30342
(Address of Principal
Executive Offices)

(404) 250-3420
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On January 30, 2002, Beazer Homes USA, Inc. (the "Company") issued the press release attached as an exhibit hereto and made a part hereof announcing the signing of a definitive merger agreement with Crossmann Communities, Inc. ("Crossmann") pursuant to which Crossmann will merge into a wholly-owned subsidiary of the Company. For additional information, please see the press release.

Item 7.    Financial Statements and Exhibits.

(c)
Exhibits.

99.1
Press release issued January 30, 2002.

99.2
Agreement and Plan of Merger, dated January 29, 2002, by and among Beazer Homes USA, Inc., Beazer Homes Investment Corp. and Crossmann Communities, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: February 1, 2002	By:	/s/ DAVID S. WEISS David S. Weiss Executive Vice President and Chief Financial Officer

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Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES